UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 11, 2014

ENTERTAINMENT GAMING ASIA INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-32161	91-1696010
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Unit C1, Ground Floor, Koon Wah Building No. 2 Yuen Shun Circuit Yuen Chau Kok, Shatin New Territories, Hong Kong
(Address of principal executive offices)

+ 852-3147 6600
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters To a Vote of Security Holders

We held an annual meeting of stockholders on December 12, 2014 (Hong Kong time), for purposes of:

.	electing five directors, each to serve until our 2015 Annual Meeting of stockholders;
.	ratifying the appointment of Ernst & Young as our independent registered public accounting firm for the fiscal year ending December 31, 2014;
.	authorizing and approving an amendment to the 2008 Stock Incentive Plan to increase the number of shares of common stock reserved under the Plan; and
.	non-binding advisory vote of the compensation of the Company’s named executive officers.

All of the persons nominated to serve on our board of directors, namely Clarence (Yuk Man) Chung, Vincent L. DiVito, John W. Crawford, J.P., Samuel (Yuen Wai) Tsang and Anthony (Kanhee) Tyen, Ph.D., were elected to our board of directors with shares voted as follows:

	Shares voted for	Shares withheld
Clarence (Yuk Man) Chung	13,801,576	144,145
Vincent L. DiVito	13,794,588	151,133
John W. Crawford, J.P.	13,799,888	145,833
Samuel (Yuen Wai) Tsang	13,783,863	161,858
Anthony (Kanhee) Tyen, Ph.D.	13,788,861	156,860

There were 13,316,122 broker non-votes for this proposal.

Our shareholders ratified the appointment of Ernst & Young as our independent registered public accounting firm for the fiscal year ending December 31, 2014 with shares voted as follows:

Shares voted for	26,519,704
Shares against	729,579
Shares abstaining	12,560

 Our shareholders authorized and approved an amendment to the 2008 Stock Incentive Plan to increase the number of shares of common stock reserved under the Plan with shares voted as follows:

Shares voted for	13,526,445
Shares against	409,594
Shares abstaining	9,682

There were 13,316,122 broker non-votes for this proposal.

Our shareholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers, as disclosed in the proxy statement with shares voted as follows:

Shares voted for	13,671,171
Shares against	255,166
Shares abstaining	19,384

There were 13,316,122 broker non-votes for this proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERTAINMENT GAMING ASIA INC.

Dated: December 16, 2014	/s/ Clarence Chung
Clarence (Yuk Man) Chung
Chief Executive Officer